THE SECURITY REPRESENTED HEREBY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NEITHER THE SECURITY REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE SHALL NOT TRADE SUCH SECURITIES BEFORE __________________[4 months + 1 day], 2010.

THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX.

Issue Date: _______________, 2010

Conversion Price (subject to adjustment herein):         CDN$0.05

SECURED CONVERTIBLE DEBENTURE #__________

FOR VALUE RECEIVED, VOICE MOBILITY INTERNATIONAL, INC. (the “Company”) promises to pay to ____________________or [his/her/its/theirs] registered assigns (the “Holder”), the principal sum of ________________Thousand Dollars ($__________) in lawful currency of Canada (the “Principal Amount”) on or before __________________, 2011 (the “Maturity Date”), subject to the terms and conditions hereof. This Debenture shall bear interest calculated per annum at 10%. The Company may prepay any portion of the Principal Amount without the prior written consent of the Holder subject, however, to the provisions of Section 5 below.

This Debenture is subject to the following additional terms and conditions:

1.	Definitions

1.1

For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (i) capitalized terms not otherwise defined herein have the meanings given to such terms in the Subscription Agreement, and (ii) the following terms shall have the following meanings:

(a)

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in Canada or a day on which banking institutions in the Province of British Columbia are authorized or required by law or other government action to close;

(b)	“Common Stock” means the common stock, of the Company and stock of any other class into which such Common Stock may hereafter have been reclassified or changed;

(c)	“Conversion Date” has the meaning set forth in subsection 6.2 hereof;

(d)	“Conversion Price” means $0.05 per share of Common Stock;

(e)	“Conversion Unit” means one share of Common Stock and one Warrant to be issued upon conversion, from time-to-time, of any portion of the Principal Amount;

(f)	“Debenture” means this unsecured convertible debenture;

(g)	“Exchange” means the Toronto Stock Exchange;

(h)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(i)	“Issue Date” means _______________, 2010;

(j)	“Maturity Date” means _________________, 2011;

(k)	“Person” means a corporation, association, partnership, organization, business, individual, government or political subdivision thereof;

(l)	“Principal Amount” means the principal amount as may be due and owing by the Company to the Holder from time to time under this Debenture;

(m)

“Subscription Agreement” means the Subscription Agreement, dated as of ____________ , 2010, to which the Company and the Holder are parties and pursuant to which the Holder agreed to purchase this Debenture;

(n)

“Trading Day” means a day on which the shares of Common Stock are traded on the Exchange or other trading market on which the shares of Common Stock are then listed or quoted, provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day; and

(o)	“Warrant” means the right to purchase one additional share of Common Stock at an exercise price of $0.10 for a period of 24 months from the Conversion Date.

1.2	Unless otherwise provided, all dollar amounts referred to in this Debenture are in lawful money of Canada.

2.	Subscription Agreement

2.1

This Debenture has been issued pursuant to the Subscription Agreement, is subject in all respects to the terms of the Subscription Agreement, and incorporates the terms of the Subscription Agreement to the extent that they do not conflict with the terms of this Debenture. This Debenture may be transferred or exchanged only in compliance with the Subscription Agreement and applicable securities laws and regulations.

3.	Security

3.1

The Debenture is secured by a security interest in all of the assets of the Company as evidenced by the General Security Agreement dated for reference _______________, 2010 between the Holder and the Company.

4.	Interest and Usury

4.1

The Principal Amount outstanding from time to time shall bear interest both before and after maturity, default and judgment from and including the Issue Date to the date of repayment in full at a rate of 10% per annum. Such interest will be calculated daily, not in advance, on the basis of a year of 365 days. Interest on overdue interest shall be calculated at the same rate and is payable on demand.

4.2

If it shall be found that any amount deemed to be interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal Amount of this Debenture or accrued interest thereon as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power of the Holder as though no such law has been enacted.

5.	Prepayment

5.1

The Company shall have the right to prepay all or any part of sums due under this Debenture at any time, without penalty or prepayment premium, upon the Company giving to the Holder at least 10 calendar days prior written notice of the Company’s intent to make a prepayment (a “Prepayment Notice”).

5.2

The prepayment (less any tax required to be withheld by the Company) shall be paid by cheque or by such other reasonable means as the Company deems desirable. The mailing of such cheque from the Company's registered office, or the payment by such other reasonable means as the Company deems desirable, on or before the prepayment date shall be deemed to be payment on the prepayment date unless the cheque is not paid upon presentation or payment by such other means is not received. Notwithstanding the foregoing, the Company shall be entitled to require at any time, and from time to time, that the prepayment be paid to the Holder only upon presentation and surrender at the registered office of the Company or at any other place or places in British Columbia designated by the Prepayment Notice. If only a part of the Debenture is to be prepaid, a new certificate for the balance shall be issued at the expense of the Company.

5.3

At any time after a Prepayment Notice is given, the Company shall have the right to deposit the amount of the prepayment with any chartered bank or banks or with any trust company or trust companies in British Columbia named for such purpose in the Prepayment Notice to the credit of a special account or accounts in trust for Holder, to be paid to it upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the Debenture. Upon such deposit or deposits being made or upon the prepayment date, whichever is later, the Debenture shall be and be deemed to be paid and the rights of the Holder shall be limited to receiving, without interest, the amount so deposited. Any interest allowed on such deposit or deposits shall accrue to the Company.

6.	Conversion

6.1

At any time after the Issue Date until the Maturity Date, and provided that this Debenture is then outstanding, the Company is not subject to a cease trade order by any regulatory authority, and its shares of Common Stock are traded on the Exchange, TSX Venture Exchange or similar stock exchange, the Principal Amount then outstanding, excluding any accrued interest thereon (the “Accrued Interest”), may be converted into Conversion Units at the option of the Holder, in whole or in part, at any time and from time to time. At the time of conversion, the Holder may elect to have the Accrued Interest converted into shares of common stock at the a price per share equal to the volume weighted average trading price of shares of common stock, calculated by dividing the total value by the total volume of securities traded for the five trading days immediately preceding the Conversion Date.

6.2

The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying the amount of the Principal Amount to be converted and the date on which such conversion is to be effected (a “Conversion Date”), which shall not be less than ten (10) days following the date of delivery of the Notice of Conversion. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that is ten (10) days following the date of delivery of the Notice of Conversion. To effect conversions hereunder, the Holder shall not be required to physically surrender the Debenture to the Company unless the entire Principal Amount has been converted.

6.3

Conversions hereunder shall have the effect of lowering the outstanding Principal Amount in an amount equal to the applicable amount of the Principal Amount being converted. The Holder and the Company shall maintain records showing the Principal Amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within five business days of receipt of such notice. The Holder, by acceptance of this Debenture, acknowledges and agrees that following conversion of a portion of this Debenture, the unpaid and unconverted Principal Amount may be less than the amount stated on the face hereof.

6.4

The number of Conversion Units issuable upon a conversion shall be determined by the quotient obtained by dividing (x) by (y) where (x) is equal to the amount of the Principal Amount to be converted and (y) is the Conversion Price.

6.5

Not later than ten (10) Trading Days after any Conversion Date, the Company will deliver to the Holder certificates representing the Conversion Units which shall bear such restrictive legends and trading restrictions as are required by applicable laws, representing the number of shares of Common Stock and Warrants being acquired.

6.6

If the Company shall at any time or from time to time while any Principal Amount is still outstanding, effect a subdivision or reverse stock split of the outstanding Common Stock, the Conversion Price in effect immediately before a subdivision shall be proportionately decreased, and, conversely, the Conversion Price in effect immediately before a reverse stock split shall be proportionately increased. Any adjustment under this subsection 6.6 shall become effective at the close of business on the date the subdivision or reverse stock split becomes effective.

6.7

If the Company at any time or from time to time while any Principal Amount is still outstanding, issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable solely in additional shares of Common Stock, the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the sum of the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection 6.7 to reflect the actual payment of such dividend or distribution.

6.8

If the Company at any time or from time to time while any Principal Amount is still outstanding, issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or in other property, in each such event provision shall be made so that the Holder shall receive upon conversion hereof, in addition to the number of Conversion Units receivable hereupon, the amount of securities of the Company or other property which the Holder would have received had this Debenture been converted into Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this subsection 6.8 with respect to the rights of the Holder or with respect to such other securities or other property by their terms. As used herein, the term “other property” does not include cash.

6.9

If at any time or from time to time while any Principal Amount is still outstanding, the Conversion Units issuable upon the conversion of this Debenture are changed into the same or a different number of shares of any class or series of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or reverse stock split or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), then in any such event the Holder shall have the right thereafter to convert this Debenture into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which this Debenture could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

6.10

Upon a conversion hereunder, the Company shall not be required to issue stock or warrant certificates representing fractions of Conversion Units, and the Holder shall be entitled to receive, in lieu of the final fraction of a Conversion Unit, cash equal to the value of such fraction of a Conversion Unit.

6.11

If at any time while this Debenture is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another entity, (ii) the Company effects any sale of all or substantially all of its assets in one or more transactions, (iii) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a subdivision or reverse stock split or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5) (in any such case, a “Fundamental Change”), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Unit that would have been issuable upon such conversion absent such Fundamental Change, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of one share of Common Stock (the “Alternate Consideration”). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Change. In the event of a Fundamental Change, the Company or the successor or purchasing entity, as the case may be, shall execute with the Holder a written agreement providing that:

	(a)	this Debenture shall thereafter entitle the Holder to purchase the Alternate Consideration;

(b)

in the case of any such successor or purchasing entity, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing entity shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Debenture and the Subscription Agreement entered into in connection with the issuance of this Debenture; and

(c)

if registration or qualification is required under the Exchange Act or other applicable securities laws for the public resale by the Holder of shares of stock and other securities so issuable upon conversion of this Debenture, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

6.12

If, in the case of any Fundamental Change, the Alternate Consideration includes shares of stock, other securities, other property or assets of an entity other than the Company or any such successor or purchasing entity, as the case may be, in such Fundamental Change, then such written agreement shall also be executed by such other entity and shall contain such additional provisions to protect the interests of the Holder as the board of directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Change shall issue to the Holder a new Debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such Debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this section and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change.

7.	Events of Default

7.1	The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)

the Company failing to pay (i) any Principal Amount or interest payment hereof on the due date hereunder or (ii) any other payment required under the terms of this Debenture on the date due and such failure continuing for ten (10) days after written notice thereof is delivered to the Company;

(b)

the Company failing to observe or perform any other covenant or agreement contained in this Debenture or the Subscription Agreement which failure is not cured, if possible to cure, within thirty (30) calendar days after notice of such default is sent by the Holder to the Company;

(c)

any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Holder in writing in connection with this Debenture or the Subscription Agreement being false, incorrect, incomplete or misleading in any material respect when made or furnished;

(d)

the Company (i) applying for or consenting to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) being unable, or admitting in writing its inability, to pay its debts generally as they mature, (iii) making a general assignment for the benefit of its or any of its creditors, (iv) being dissolved or liquidated in full or in part (v) commencing a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consenting to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) taking any action for the purpose of effecting any of the foregoing;

(e)

proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect being commenced and an order for relief entered or such proceeding is not dismissed or discharged within thirty (30) days of commencement; or

(f)

one or more judgments for the payment of money in an amount in excess of One Million Dollars (US$1,000,000) in lawful money of the United States of America in the aggregate, outstanding at any one time, being rendered against the Company and the same remaining undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process being issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process is not released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy.

7.2

Upon the occurrence or existence of any Event of Default and following the expiry of any applicable grace periods (other than an Event of Default referred to in subsections 7.1(e) or 7.1(f) hereof) and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding amounts payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in subsections 7.1(e) or 7.1(f) hereof, immediately and without notice, all outstanding amounts payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

8.	Notices

8.1

Any notice required or permitted to be given to the Company will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Company set forth below or such other address as the Company may specify by notice in writing to the Holder, and any such notice will be deemed to have been given and received by the Company to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered:

Voice Mobility International, Inc.
107 - 645 Fort Street
Victoria, British Columbia V8W 1G2

with a copy, which shall not constitute notice, to:

Clark Wilson LLP
Barristers and Solicitors
800 – 885 West Georgia Street
Vancouver, British Columbia V6C 3H1

Attention: Virgil Z. Hlus
Fax: (604) 687-6314

9.	Exchange or Replacement of Debenture

9.1

The Holder may, at its option, in person or by duly authorized attorney, surrender this Debenture for exchange, at the principal business office of the Company, and receive in exchange therefore, a new Debenture in the same principal amount as the unpaid Principal Amount of this Debenture and bearing interest at the same annual rate as this Debenture, each such new Debenture to be dated as of the date of this Debenture and to be in such Principal Amount as remains unpaid and payable to such Holder.

9.2

Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Debenture and (in the case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Debenture, if mutilated, the Company will deliver a new Debenture of like tenor in lieu of this Debenture. Any Debenture delivered in accordance with the provisions of this subsection 9.2 shall be dated as of the date of this Debenture.

10.	Governing Law

10.1

All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without regard to the principles of conflicts of law thereof.

11.	Waivers

11.1

The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Debenture. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Holder and then only to the extent set forth therein.

12.	Amendments.

12.1	Subject to the provisions of the Subscription Agreement, this Debenture may not be amended without the express written consent of both the Company and the Holder.

13.	Severability

13.1

If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

14.	Next Business Day

14.1	Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

15.	Time of the Essence

15.1	Time will be of the essence of this Debenture.

IN WITNESS WHEREOF, the Company has caused this Secured Convertible Debenture #______ to be duly executed by a duly authorized officer as of the date first above indicated.

VOICE MOBILITY INTERNATIONAL, INC.

Per:   _________________________
          Authorized Signatory

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert principal due under the Debenture of VOICE MOBILITY INTERNATIONAL, INC. British Columbia corporation (the “Company”), into Conversion Units according to the terms and conditions of the Debenture, as of the date written below. If Conversion Units are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. Capitalized terms used herein and not otherwise defined shall have the meanings set out in the Debenture.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Conversion Units.

Conversion Date:

Applicable Conversion Price:	$0.05

Amount to be converted:	$

Number of Conversion Units
to be issued:

Principal Amount of Debenture
unconverted: $	$

Please issue the Conversion Units in the following name and to the following address:

Signature of the Holder:

Name:

Address:

Phone Number: